Underwriting Agreement

Barclays Dryrock Issuance Trust

$250,000,000 Class A
Series 2015-4 Fixed Rate Asset Backed Notes

October 29, 2015

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned, Barclays Dryrock Funding LLC (the “Transferor”), proposes to cause Barclays Dryrock Issuance Trust (the “Issuer” or the “Trust”) to issue $250,000,000 (stated principal amount) Class A Series 2015-4 Fixed Rate Asset Backed Notes (the “Class A Notes”) and $54,879,000 (stated principal amount) Class B Series 2015-4 Fixed Rate Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”). The Class A Notes are referred to herein as the “Underwritten Notes.” The Class B Notes are referred to herein as the “Retained Notes” and will be retained by the Transferor (referred to herein as the “Retained Notes Transaction”). Barclays Capital Inc., as a representative of the Underwriters (as defined below), may be referred to herein as a “Representative.” The Issuer is a Delaware statutory trust established as Dryrock Issuance Trust and created pursuant to (a) a Trust Agreement, dated as of June 8, 2012, as amended and restated on August 1, 2012, as further amended and restated on December 17, 2013 and as amended by the first amendment thereto, dated as of July 6, 2015 (as further amended, restated or otherwise modified from time to time, the “Trust Agreement”), between the Transferor and Wilmington Trust, National Association (the “Owner Trustee”) and (b) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 8, 2012, as amended by the filing of a certificate of amendment to its certificate of trust (pursuant to which Dryrock Issuance Trust changed its name to Barclays Dryrock Issuance Trust) with the Secretary of State of the State of Delaware on December 17, 2013. The Notes will be issued pursuant to an Indenture, dated as of August 1, 2012, as amended and restated on December 17, 2013 and as amended by the first amendment thereto, dated as of July 6, 2015 (as further amended, restated or otherwise modified from time to time, the “Master Indenture”), as supplemented by the Series 2015-4 Indenture Supplement thereto, expected to be dated as of November 4, 2015 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). The Notes are more fully described in the Registration Statement (as defined below).

The Underwritten Notes will be sold pursuant to this Underwriting Agreement (the “Agreement”), and will represent a debt obligation to be paid from the assets of the Trust. The property of the Trust will include, among other things, receivables (the “Receivables”) generated from time to time in a portfolio of designated credit card accounts (the “Accounts”) owned by

Barclays Bank Delaware (the “Bank”). The Receivables have been, and will from time to time be, sold to the Transferor pursuant to a Receivables Purchase Agreement, dated August 1, 2012, as amended and restated on December 17, 2013 (as further amended, restated or otherwise modified from time to time, the “Receivables Purchase Agreement”), between the Bank and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Transfer Agreement, dated as of August 1, 2012, as amended and restated on December 17, 2013 (as further amended, restated or otherwise modified from time to time, the “Transfer Agreement”), among the Transferor, the Issuer and the Indenture Trustee. Pursuant to the Servicing Agreement, dated as of August 1, 2012, as amended and restated on December 17, 2013 (as further amended, restated or otherwise modified from time to time, the “Servicing Agreement”), among the Transferor, the Issuer, the Indenture Trustee and the Bank, the Bank has agreed to service the Receivables on behalf of the Issuer and act as administrator for the Issuer, and pursuant to the Seller’s Agreement, dated as of August 1, 2012, as amended and restated on December 17, 2013 (as further amended, restated or otherwise modified from time to time, the “Seller’s Agreement”), between the Bank and the Transferor, the Bank has agreed to provide certain disclosures and complete certain other undertakings with respect to the transactions contemplated by the Transaction Documents to facilitate compliance with the FDIC Rule (as defined below).

The Receivables Purchase Agreement, the Trust Agreement, the Transfer Agreement, the Indenture, this Agreement, the Servicing Agreement and the Seller’s Agreement are each sometimes referred to herein as a “Transaction Document” and, collectively, as the “Transaction Documents.” Each capitalized term used but not defined herein shall have the meaning specified in the Indenture or the relevant Transaction Document, as applicable.

The Transferor and the Bank hereby agree, severally and not jointly, with the underwriters for the Class A Notes listed on Schedule A hereto (the “Underwriters”) as follows:

1.                  Representations, Warranties and Agreements of the Transferor. The Transferor represents and warrants to, and agrees with, the Underwriters that:

(a)                The Transferor has filed with the Securities and Exchange Commission (the “Commission”), on Form S-3, a registration statement (Registration Nos. 333-200980, 333-200980-01 and 333-200980-02) relating to the Underwritten Notes, including a prospectus and a form of prospectus supplement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”). The Transferor may have filed one or more amendments thereto, each of which has been furnished to the Representative. The Transferor will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act (“Rule 424(b)”). As filed, the registration statement, as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) relating to the Underwritten Notes shall, except to the extent that the Representative shall have agreed in writing to a modification, be in all substantive respects in the form furnished to you prior to the Execution Date (as defined below) or, to the extent not completed as of the Execution Date, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary prospectus supplement which has previously been furnished to the Underwriters) as the Transferor shall have advised the Underwriters, prior to the Execution Date, will be included or made therein.

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For purposes of this Agreement, “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430B under the Act. Such registration statement, as amended as of the Effective Date, and including the exhibits thereto, any material incorporated by reference therein and all information deemed to be part of such registration statement as of the Effective Date pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus supplement (the “Prospectus Supplement”) relating to the Underwritten Notes, as filed with the Commission pursuant to and in accordance with Rule 424(b) is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the “Base Prospectus”), hereinafter referred to as the “Prospectus.” “Execution Date” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

Prior to the time the first contract of sale (or, in the event a contract reformation is effective to terminate the existing contract of sale and extinguish any rights thereunder, the time of the first such effective contract reformation) for the Underwritten Notes was entered into, as designated on Schedule A hereto (the “Time of Sale”), the Transferor had prepared a preliminary Prospectus, dated October 29, 2015 (subject to completion) (together with the Ratings Free Writing Prospectus (as defined below), the “Time of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Transferor to the Underwriters in accordance with the provisions of this Agreement. The conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement and the Registration Statement has been declared effective by the Commission not more than three years prior to the date hereof.

If, subsequent to the Time of Sale and prior to the Closing Date (as defined below), the Preliminary Prospectus is determined to include an untrue statement of material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Transferor has prepared and delivered to the Underwriters a Corrected Prospectus (as defined below), and as a result investors in the Underwritten Notes elect to terminate their existing “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Underwritten Notes, then “Time of Sale Information” will refer to the Ratings Free Writing Prospectus and the information conveyed to investors on the date of entry into the first new Contract of Sale in an amended Preliminary Prospectus approved by the Transferor and the Underwriters that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the date on which such new Contracts of Sale were entered into.

(b)               (i) On the Effective Date and as of the Execution Date, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and the Trust Indenture Act and the rules and regulations thereunder; provided,

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however, that the Registration Statement does not include the ratings of the Underwritten Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R.229.1120, in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables II LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010);

(ii)                on the Effective Date and as of the Execution Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(iii)               at the Time of Sale, the Time of Sale Information did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus);

(iv)              as of its date, the Prospectus, when taken together with the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(v)                other than the Preliminary Prospectus, the Prospectus and any issuer free writing prospectus, as defined in Rule 433(h) under the Act (an “Issuer Free Writing Prospectus”), relating to the Underwritten Notes in a form agreed to by the parties hereto, including, but not limited to, (i) the Issuer Free Writing Prospectus filed with the Commission on October 29, 2015 that discloses the ratings to be issued on the Underwritten Notes and the approximate fees expected to be paid to each Note Rating Agency (the “Ratings Free Writing Prospectus”) and (ii) the Issuer Free Writing Prospectus filed with the Commission on October 30, 2015 that discloses the fees paid to each Note Rating Agency (the “Fees Free Writing Prospectus”), the Transferor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes;

(vi)              (x) any Issuer Free Writing Prospectus will not, as of the date such Issuer Free Writing Prospectus is disseminated, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; (y) any Issuer Free Writing Prospectus shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and (z) any Issuer Free Writing Prospectus shall be filed with the Commission pursuant to Rule 433 thereunder in the manner and within the time period required by Rule 433(d)(1); and

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(vii)             there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Bank is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Underwritten Notes in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

provided, that the Transferor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the Underwriter Information (as defined below).

(c)                Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus or the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, equity interests, results of operations, regulatory situation or business prospects of the Transferor, and (ii) the Transferor has not entered into any transaction or agreement (whether or not in the ordinary course of business) that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Underwritten Notes, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(d)               The Transferor (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has, and had at all relevant times, full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to authorize the issuance of the Notes.

(e)                Each Transaction Document to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor, and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Transaction Documents and the Notes will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(f)                 The Receivables conform in all material respects with the description thereof contained in the Preliminary Prospectus and the Prospectus.

(g)                None of the transfer of the Receivables to the Issuer by the Transferor, the execution or delivery of any Transaction Document by the Transferor, the consummation of

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any of the transactions herein or therein contemplated, the consummation of the Retained Notes Transaction, the fulfillment of the terms of any Transaction Document, or the issuance and sale of the Notes will result in the breach of any term or provision of the certificate of formation or LLC agreement of the Transferor or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Transferor is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Transferor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Transferor, will result in the creation of any Lien upon any property or assets of the Transferor (other than as contemplated in any Transaction Document) or will violate any requirements of law presently in effect, applicable to it or its properties. The Transferor is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(h)                Other than as set forth or contemplated in the Preliminary Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Transferor before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Transferor, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, equity interests, results of operations, regulatory status or business prospects of the Transferor or (y) the ability of the Transferor to perform its obligations under any Transaction Document to which it is a party, (ii) assert the invalidity of any Transaction Document or any Note, (iii) seek to prevent the issuance, sale or delivery of the Notes or any of the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Underwritten Notes described in the Preliminary Prospectus.

(i)                  No federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables, is imposed with respect to the conveyance of the Receivables by the Transferor pursuant to any Transaction Document, or in connection with the issuance of the Notes by the Trust, or the holding of such Receivables by the Trust, or in connection with any of the other transactions contemplated by any Transaction Document. Any such taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Notes or the execution and delivery of this Agreement or any Transaction Document have been or will have been paid by the Transferor at or prior to the Closing Date.

(j)                 As of the Closing Date, the representations and warranties of the Transferor in each Transaction Document to which it is a party will be true and correct in all material respects (except to the extent any such representation or warranties relate to an earlier point in time in which case such representations and warranties are true and correct as of such date).

(k)               Except as required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable securities laws, no consent, approval,

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authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or the compliance by the Transferor with, each Transaction Document to which it is a party, the consummation of the Retained Notes Transaction or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(l)                  At the time of such transfer, the Transferor had good and marketable title to the Receivables being transferred by it to the Issuer or otherwise pursuant to the Transfer Agreement, free and clear of any Liens (other than as contemplated in the Transfer Agreement) and has not and will not have assigned to any Person any of its right, title or interest in such Receivables or the Transaction Documents (other than as contemplated in the Transfer Agreement or the Indenture) or the Notes being issued pursuant to the Indenture, and the Transferor had the power and authority to so transfer such Receivables, and the Trust and the Indenture Trustee had and, on the Closing Date, will have good and marketable title to, or a first-priority, perfected security interest in, such Receivables, and, upon the delivery to the Underwriters of the Underwritten Notes and payment by the Underwriters of the purchase price therefor on the Closing Date, and the Underwriters will have good and marketable title to the Underwritten Notes, in each case free and clear of any Liens (other than as contemplated in the Transaction Documents).

(m)              The Trust is not, and will not be as a result of the issuance and sale of the Notes, an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). In reaching the conclusion described in the immediately preceding sentence, although other statutory or regulatory exclusions or exemptions may be available, the Trust relies on an exemption from the definition of “investment company” under the 1940 Act provided by Rule 3a-7 thereunder. The Trust has been structured so as not to constitute a “covered fund” for purposes of Section 13 of the Bank Holding Act of 1956 (commonly referred to as the “Volcker Rule”).

(n)                The Transferor was not, on the date on which the first bona fide offer (as described in Rule 164(h)(2) of the Act) of the Underwritten Notes was made, an “ineligible issuer” as such term is defined in Rule 405 of the Act.

(o)               The Transferor has provided a written representation to each of the nationally recognized statistical rating organizations hired by the Transferor (collectively, the “Hired NRSROs”) which satisfied the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), as amended (the “17g-5 Representation”). The Transferor has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4.

(p)               Neither the Transferor nor the Issuer, nor any of their respective affiliates, has engaged, and from the date of this Agreement to the Closing Date, will engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange

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Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

(q)               No Early Amortization Event, and no event that would become an Early Amortization Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Amortization Event or would become an Early Amortization Event after any applicable grace period has elapsed.

2.                  Representations, Warranties and Agreements of the Bank. The Bank represents and warrants to, and agrees with, the Underwriters that:

(a)                It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) is qualified to transact business in, and is in good standing under, the laws of each jurisdiction in which its activities require such qualification, and (iii) has, and had at all relevant times, full power, authority and legal right to own its properties and conduct its business as such properties and such business are described in the Registration Statement, the Preliminary Prospectus and the Prospectus, to service the Receivables, to administer the Trust and to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party.

(b)               Each Transaction Document to which the Bank is a party has been duly authorized, executed and delivered by the Bank, and assuming the due authorization, execution and delivery thereof by the other parties thereto, each such Transaction Document constitutes valid and binding obligations of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, each Transaction Document to which the Bank is a party will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(c)                Other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, there are no charges, investigations, actions, suits, claims or proceedings affecting the Bank before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Bank, threatened that, separately or in the aggregate, would (i) reasonably be likely to have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under any Transaction Document to which it is a party or (ii) assert the invalidity of any Transaction Document to which it is a party or any Note.

(d)               As of the Closing Date, the representation and warranties of the Bank in each Transaction Document to which it is a party will be true and correct in all material respects, as if set forth herein (except to the extent any such representation or warranty relates to an earlier

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point in time in which case such representation and warranties are true and correct as of such date).

(e)                No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of, or the compliance by the Bank with, any Transaction Document to which it is a party, the consummation of the Retained Notes Transaction or the consummation of the transactions contemplated hereby or thereby other than (i) those that have been obtained or made and remain in full force and effect and (ii) without limitation, the filing of Uniform Commercial Code financing statements with respect to the Receivables.

(f)                 The Bank has not granted, assigned, pledged or transferred and will not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the Receivables Purchase Agreement, and agrees to take all action required by the Receivables Purchase Agreement in order to effect the sale of the related Receivables made pursuant to the Receivables Purchase Agreement.

(g)                None of the transfer of the Receivables to the Transferor by the Bank, the execution or delivery of any Transaction Document by the Bank, the consummation of the Retained Notes Transaction, the consummation of any of the transactions herein or therein contemplated, or the fulfillment of the terms of any Transaction Document, will result in the breach of any term or provision of the charter or by-laws of the Bank or conflict with, result in a material breach, violation or acceleration of, or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any material statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in any Transaction Document). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to, or in violation of, any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of it to perform its obligations under any Transaction Document to which it is a party.

(h)                The Bank has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes or any breach of the 17g-5 Representation arising from a breach by any of the Underwriters of the representation, warranty and covenant set forth in Section 4.

(i)                  No Early Amortization Event, and no event that would become an Early Amortization Event after any applicable grace period has elapsed, exists with respect to any outstanding Series of notes issued by the Issuer and no event has occurred that would constitute (after the issuance of such notes) an Early Amortization Event or would become an Early Amortization Event after any applicable grace period has elapsed.

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(j)                 Neither the Bank nor any of its respective affiliates, has engaged, and from the date of this Agreement to the Closing Date, will engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

3.                  Purchase, Sale, Payment and Delivery of Underwritten Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to cause the Issuer to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, on or about November 4, 2015, or on such other date as shall be mutually agreed upon by the Transferor and the Underwriters (the “Closing Date”), the amount of Class A Notes set forth in Schedule A opposite the name of such Underwriter. The Class A Notes being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.72764% of the principal amount thereof.

The closing of the sale of the Notes (the “Closing”) shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 1152 15th Street NW, Washington, DC 20005, on or about 10:00 A.M. (E.S.T.) on the Closing Date. Payment of the purchase price for the Underwritten Notes being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to the accounts to be designated one Business Day prior to the Closing Date by the Transferor, against delivery of the Underwritten Notes at the Closing on the Closing Date. Each of the Underwritten Notes to be so delivered shall be represented by one or more definitive notes registered in the name of Cede & Co. as nominee for The Depository Trust Company.

4.                  Offering by Underwriters.

(a)                It is understood that, after the Effective Date, the Underwriters propose to offer the Underwritten Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

(b)               Other than the Preliminary Prospectus, the Prospectus, the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, each Underwriter severally represents, warrants and covenants that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of the Transferor; provided, however, that (x) each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (i) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, (ii) the weighted average life, pot/retention allocation, expected settlement date and expected pricing information with respect to the Underwritten Notes or (iii) columns or other

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entries showing the status of the subscriptions, the expected pricing parameters, the weighted average life or the trade date of the Underwritten Notes (each such communication, an “Underwriter Free Writing Prospectus”) and (y) each Underwriter will be permitted to provide confirmations of sale.

(c)                Each Underwriter severally represents and agrees (i) that it did not enter into any contract of sale for any Underwritten Notes prior to the Time of Sale and (ii) that, during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Transferor) it will deliver the Preliminary Prospectus to each investor to whom it sells Underwritten Notes at or prior to the time of the contract of sale for such investor.

(d)               Each Underwriter severally represents, warrants and agrees that:

(i)                  each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Underwritten Notes, include any untrue statement of material fact or omit any material fact necessary to make the statements contained therein, when read together with the Preliminary Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in the Preliminary Prospectus or the Prospectus or any inaccurate information furnished to the Underwriter by the Transferor or the Bank expressly for use therein, which information was not corrected by information subsequently provided by the Transferor or the Bank to the Underwriter reasonably prior to the time of first use of such Underwriter Free Writing Prospectus; and

(ii)                each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with the Rules and Regulations of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act.

(e)                Each Underwriter, severally, represents, warrants and agrees that it will not, at any such time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Underwritten Notes, transfer, deposit or otherwise convey any Underwritten Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interest in, such Underwritten Notes without the prior written consent of the Transferor, which consent shall not be unreasonably withheld.

(f)                 Each Underwriter, severally, represents, warrants and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Underwritten Notes or distribute the Prospectus, Preliminary Prospectus or any other offering material relating to the Underwritten Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Transferor except as set forth herein.

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(g)                Each Underwriter, represents and agrees that it has, (i) only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it, in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Transferor, and (ii) complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(h)                In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each a “Relevant Member State”), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by the Prospectus to the public in that Relevant Member State other than: (i) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuer for any such offer or if no such underwriter has been nominated the prior consent of the Issuer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall require the Issuer, the Transferor or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

(i)                  Each Underwriter, severally but not jointly, represents and agrees that, (a) it has not delivered, and will not deliver without the prior written consent of the Transferor or the Bank, any written Rating Information (as defined below) to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not communicated, and will not communicate without the prior written consent of the Transferor or the Bank, orally any Rating Information to any Hired NRSRO or other nationally recognized statistical rating organization; provided, for the avoidance of doubt, that if an Underwriter receives an oral communication from a Hired NRSRO or other nationally recognized statistical rating organization, such Underwriter is authorized to inform such Hired NRSRO or other nationally recognized statistical rating organization that it will respond to the oral communication with a designated representative from the Transferor or the Bank or refer such Hired NRSRO or other nationally recognized statistical rating organization to the Transferor or the Bank, who may respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a Hired NRSRO that could reasonably be determined to be relevant to (a) determining the initial credit rating for the Underwritten Notes, including

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information about the characteristics of the Receivables and the legal structure of the Underwritten Notes, and (b) undertaking credit rating surveillance on the Underwritten Notes, including information about the characteristics and performance of the Receivables, in each case as contemplated by Rule 17g5(a)(3)(iii)(C).

(j)                 Each Underwriter severally and not jointly represents, warrants and agrees that it has not engaged, and from the date of this Agreement to the Closing Date, will not engage, any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuer in connection with the issuance and offering of the Underwritten Notes.

5.                  Certain Agreements of the Transferor. The Transferor covenants and agrees with the several Underwriters that:

(a)                Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of Underwritten Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Underwritten Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor shall deem to be appropriate. The Transferor will transmit each of the Preliminary Prospectus and the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in a filing that complies with all applicable provisions of Rule 424(b). The Transferor will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

(b)               The Transferor will advise the Underwriters promptly of (i) any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus or the Prospectus, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose (it being agreed that the Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any such stop order issued by the Commission) and (v) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

(c)                If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Preliminary Prospectus or the Prospectus to comply with the Act, the Transferor promptly will advise the Underwriters thereof and will prepare and file, or cause to be prepared and

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filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Underwriters hereunder.

(d)               As soon as practicable, but not later than December 31 of the year following the year in which the Closing Date occurs, the Transferor will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

(e)                The Transferor will make available to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available.

(f)                 The Transferor will promptly and from time to time take such action as any Underwriter may reasonably request to qualify the Underwritten Notes for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Underwritten Notes; provided, that in connection therewith the Transferor shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any particular jurisdiction.

(g)                For a period from the date of this Agreement until the retirement of the Underwritten Notes, the Transferor will make available to you the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Transferor, the Owner Trustee and the Indenture Trustee pursuant to the Transfer Agreement, as soon as such statements and reports are furnished to the Transferor, the Owner Trustee and the Indenture Trustee.

(h)                So long as any Underwritten Note is outstanding and upon your request, the Transferor will make available to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Transferor or the Trust filed with any government or regulatory authority that is otherwise publicly available.

(i)                  To the extent, if any, that the rating provided with respect to the Underwritten Notes by any nationally recognized statistical rating organization is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such nationally recognized statistical rating organization after the Execution Date and (b) doing so would have a material adverse effect upon the Transferor.

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(j)                 With reference to the provisions of Article 405(1) of the Capital Requirements Regulation (Regulation (EU) No 575/2013 of the European Parliament and the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012) (“CRR”) and Article 51 of Regulation (EU) No 231/2013 (the ‘‘AIFM Regulation’’) implementing the European Union’s Alternative Investment Fund Manager’s Directive:, the Transferor undertakes that: (i) as “originator” for purposes of the CRR and the AIFM Regulation, it will retain, on an ongoing basis, a material net economic interest which, in any event, is not less than 5% of the securitized exposures, in the form of an originator’s interest as provided in option (b) of that Article 405(1) and of that Article 51, by holding all or part of the Transferor’s Interest; (ii) this form of retention will not change while the Notes are outstanding, except under exceptional circumstances in accordance with Article 405(1) of the CRR; and (iii) the retained interest will not be subject to any credit risk mitigation, any short position or any other hedge if, as a result, the Transferor would not retain that 5% net economic interest.

6.                  Certain Agreements of the Bank. The Bank agrees with the Underwriters that to the extent, if any, that the rating provided with respect to the Underwritten Notes by any nationally recognized statistical rating organization is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its best efforts to furnish such documents and take any such other actions unless (a) the furnishing of such documents or the taking of any such action is first required by such nationally recognized statistical rating organization after the Execution Date and (b) doing so would have a material adverse effect upon the Bank.

7.                  Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing of the Preliminary Prospectus and the Prospectus and of each amendment or supplement thereto, (ii) the preparation of this Agreement and each Transaction Document, (iii) the preparation, issuance and delivery of the Underwritten Notes to the Underwriters, (iv) the fees and disbursements of the counsel to the Transferor and the fees and disbursements of the Transferor’s accountants, (v) the qualification of the Underwritten Notes under securities laws in accordance with the provisions of Section 5(f), including filing fees in connection with the preparation of any blue sky and legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus and the Prospectus and of each amendment or supplement thereto, (vii) the preparation and filing of the Registration Statement and all amendments thereto, (viii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Underwritten Notes and any supplements thereto, (ix) any fees charged by each Note Rating Agency for the rating of the Underwritten Notes, (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (xi) the fees and expenses of the Owner Trustee and its counsel, and (xii) the fees and expenses of the Indenture Trustee and its counsel.

8.                  Conditions of the Obligations of each Underwriter. The obligations of each Underwriter to purchase, and to pay for, the Underwritten Notes will be subject to the accuracy of the representations and warranties of the Transferor and the Bank set forth herein as of the date hereof and the Closing Date, to the accuracy of the statements of officers of the Transferor

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and the Bank made pursuant hereto or in connection herewith, to the performance by the Transferor and the Bank of its obligations hereunder, and to the following additional conditions precedent:

(a)                The Preliminary Prospectus, the Prospectus, the Prospectus Supplement and each supplement thereto shall have been filed (if required) with the Commission in accordance with the Act and the Rules and Regulations and Section 1 hereof, and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Transferor or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or “blue sky” laws.

(b)               On or prior to the Closing Date, the Underwriters shall have received letters, dated as of the date of the Preliminary Prospectus and as of the date of the Prospectus and addressed to the Underwriters, from PricewaterhouseCoopers LLP, certified public accountants, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and regulations thereunder, substantially in the form of the draft to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters.

(c)                Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Transferor or the Bank that, in the judgment of the Underwriters (after consultation with the Transferor), materially impairs the market for or investment quality of the Underwritten Notes or makes it impractical or inadvisable to market the Underwritten Notes; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange; (iii) any suspension generally or material limitation of trading of any securities of the Bank, the Transferor or any Affiliate of the Bank or the Transferor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or State of New York or other applicable state authorities; (v) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (vi) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, or emergency would make it impractical or inadvisable to proceed with completion of the sale of and payment for the Underwritten Notes.

(d)               At the Closing Date, the Transferor and the Bank shall have furnished to the Representative certificates of an executive officer of the Transferor or the Bank, as applicable, as to the accuracy of the representations and warranties of the Transferor or the Bank, as applicable, herein at and as of the Closing Date, as to the performance by the Transferor or the Bank, as applicable, of all of its obligations hereunder to be performed at or prior to the Closing Date, as to receipt of a confirmation letter that satisfies the Note Rating Agency Condition with respect to Moody’s, and as to such other matters as the Representative may reasonably request.

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(e)                General Counsel for each of the Bank and the Transferor shall have furnished to the Underwriters one or more written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)                  The Bank has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under any Transaction Document to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Receivables Purchase Agreement;

(ii)                The Bank (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of the Bank to perform its obligations under any Transaction Document to which it is a party and (b) without limiting the foregoing, has the corporate power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(iii)               The Transferor has been duly formed and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (limited liability company and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under any Transaction Document to which it is a party, and has had at all times the power, authority and legal right to acquire, own and transfer the Receivables as contemplated by the Transaction Documents;

(iv)              The Transferor (a) is duly qualified to do business and is in good standing in the jurisdiction in which it is organized, and under applicable laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable or would adversely affect the ability of the Transferor to perform its obligations under any Transaction Document to which it is a party and (b) without limiting the foregoing, has the limited liability company power and authority to carry on its business as described in the Prospectus and own and operate its property in connection therewith;

(v)                Each of this Agreement and the other Transaction Documents to which the Transferor is a party has been duly authorized, executed and delivered by the Transferor and the Trust Agreement constitutes the legal, valid and binding agreement of the Transferor, enforceable against it in accordance with its terms, subject, as to enforceability, to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an

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increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vi)              Each of this Agreement and the other Transaction Documents to which the Bank is a party has been duly authorized by the board of directors of the Bank or its loan committee, executed and delivered by the Bank and the LLC Agreement (as defined below) constitutes the legal, valid and binding agreement of the Bank, enforceable against it in accordance with its terms, subject, as to enforceability, to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vii)             Neither the execution and delivery by the Transferor of the Transaction Documents to which the Transferor is a party nor the performance by the Transferor of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or any order or decree of any court or governmental authority binding upon the Transferor or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its certificate of formation or LLC agreement, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement to which the Transferor is a party or by which the Transferor is bound;

(viii)           Neither the execution and delivery by the Bank of the Transaction Documents to which such Bank is a party nor the performance by such Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any material violation of any statute or regulation, or any order or decree of any court or governmental authority binding upon such Bank or its property, or conflict with, or result in a material breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, its articles of organization, articles of association, or materially conflict with, or result in a material breach or violation of any term or provision of, or result in a material default under any of the terms and provisions, of any indenture, loan agreement or other material agreement to which such Bank is a party or by which such Bank is bound;

(ix)              After due investigation, there are no legal or governmental proceedings pending to which the Transferor is a party or to which any property of the Transferor is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of

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the Transferor to perform its obligations under any Transaction Document to which the Transferor is a party, (ii) assert the invalidity of any Transaction Document or the Notes, (iii) seek to prevent the issuance, sale or delivery of the Notes or the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Notes described in the Preliminary Prospectus or Prospectus;

(x)                After due investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which any property of the Bank is subject that, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Bank to perform its obligations under any Transaction Document to which the Bank is a party, (ii) assert the invalidity of any Transaction Document or the Notes, (iii) seek to prevent the issuance, sale or delivery of the Notes or the transactions contemplated by any Transaction Document or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Notes described in the Preliminary Prospectus or Prospectus;

(xi)              Such counsel has not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. However, based upon discussion with the Transferor and the Bank, their accountants and others, no facts have come to the attention of such counsel that cause it to believe that the Registration Statement, as of the Effective Date (except for the financial statements, financial schedules and other financial and statistical data included therein as to which such counsel expresses no view), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Preliminary Prospectus, taken together with the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus (as amended on or prior to the Closing Date), taken together with the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, as of its date and at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to the financial statements, financial schedules, and other financial and statistical data included in the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(f)                 Orrick, Herrington & Sutcliffe LLP and Morris, Nichols, Arsht & Tunnell LLP, special UCC counsel for the Transferor and the Bank, shall have furnished to the Underwriters written opinions, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, with respect to certain matters relating to the (i) the transfer of the Receivables to the Transferor, with respect to the perfection of the Transferor’s interest in the Receivables and with respect to other related matters and (ii) the transfer of the Receivables to the Trust, with respect to the perfection of the interest of the Trust and the Indenture Trustee in the Receivables and with respect to other related matters.

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(g)                Orrick, Herrington & Sutcliffe LLP, special counsel for the Bank, the Transferor and the Issuer, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)                  The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission.

(ii)                The Transferor is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, required to be registered as an “investment company” under the 1940 Act. The Trust is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, (i) required to be registered under the 1940 Act or (ii) a “covered fund” for purposes of the Volcker Rule. Such opinion shall specify an exemption from registration under the 1940 Act (other than Section 3(c)(1) and/or 3(c)(7) thereof) upon which the Trust is relying (although other statutory or regulatory exemptions may be available).

(iii)               The Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(iv)              The statements in the Base Prospectus under the headings “Prospectus Summary – ERISA Eligibility” and “Benefit Plan Investors” and the Prospectus Supplement under the heading “Prospectus Supplement Summary – ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(v)                Subject to the discussion in the Preliminary Prospectus and the Prospectus under the heading “Federal Income Tax Consequences,” for federal income tax purposes, (a) the Underwritten Notes will properly be characterized as indebtedness and (b) the issuance of the Underwritten Notes will not (i) adversely affect the tax characterization as debt of any Outstanding Series or Class of Notes that were characterized as debt at the time of their issuance, (ii) cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation or (iii) cause or constitute an event in which gain or loss would be recognized by any Holder of any Outstanding Series or Class of Notes that were characterized as debt at the time of their issuance. Statements in the Prospectus under the headings “Prospectus Summary—Tax Status” (to the extent relating to federal income tax consequences) and “Federal Income Tax Consequences,” to the extent they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

(vi)              When the Underwritten Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the holder of record of any Underwritten Note will be entitled to the benefits afforded by the Indenture, and the Underwritten Notes will constitute the valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (1) limitations imposed by

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bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(vii)             The Transaction Documents to which the Issuer is a party constitutes the valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(viii)           The Transaction Documents to which the Bank or the Transferor is a party constitutes the valid and binding agreement of each such party, enforceable against each such party in accordance with its terms, subject to (1) limitations imposed by bankruptcy, insolvency, reorganization, liquidation, arrangement, fraudulent conveyance, moratorium, receivership, conservatorship, readjustment of debts, creditors’ rights or other laws relating to or affecting the rights of creditors generally; (2) rights to indemnification and contribution which may be limited by applicable law and equitable principles or otherwise unenforceable as against public policy; (3) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and (4) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(ix)              The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the Prospectus and no proceedings for that purpose have been instituted or are contemplated by the Commission.

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(x)                The execution and delivery by each of the Bank, the Issuer and the Transferor of this Agreement and the Transaction Documents to which it is a party, does not, and the consummation by each of the Bank, the Issuer and the Transferor of the transactions contemplated hereby and thereby to occur on the Closing Date will not, require any consent, authorization or approval of, the giving of notice to or registration, order, filing, qualification, license or permit of or with any court or governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdictions or the Uniform Commercial Code of any state.

(xi)              The Registration Statement, as of the Effective Date (including the Prospectus, as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, as of such Effective Date), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations under the Act, except that such counsel need not express any opinion as to the financial or statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and, except as and to the extent set forth in paragraphs (iv) and (v), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

(xii)             If the Federal Deposit Insurance Corporation (“FDIC”) were to be appointed as a conservator or receiver for Bank pursuant to Section 11(c) of the of the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1811 et seq., and the matter were properly briefed and presented to a federal court with jurisdiction over such conservatorship or receivership, the court, exercising reasonable judgment after full consideration of all relevant factors, would hold that the Receivables and the Notes would be entitled to the treatment set forth in Section 360.6(d)(4) of the FDIC regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation,” 12 CFR § 360.6, as amended in September 2010 (the “FDIC Rule”).

Such counsel also shall state that they have participated in conferences with representatives of the Transferor, the Bank, their counsel, their accountants and you concerning the Registration Statement, the Preliminary Prospectus and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as described in paragraphs (iv) and (v) above). Based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that (a) the Registration Statement, when taken together with the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, as of the Effective Date (except for the exhibits thereto, the financial statements, the financial schedules and other financial, accounting and statistical data included therein or omitted therefrom as to which such counsel expresses no view), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Preliminary Prospectus, when taken together with the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus (as amended on or prior to the Closing Date), as of its date or at the Closing Date, when taken together with

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the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view as to the financial statements, financial schedules, and other financial and statistical data included in the Preliminary Prospectus or the Prospectus or, in the case of the Preliminary Prospectus, the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus). References to the Preliminary Prospectus or the Prospectus in this paragraph include any amendments or supplements thereto.

(h)                The Underwriters shall have received from Mayer Brown LLP, counsel to the Underwriters, a written opinion, dated the Closing Date, with respect to such matters as the Representative may require (and the Transferor and the Bank shall furnish to such counsel all documents requested for the purpose of enabling it to pass upon such matters).

(i)                  Dorsey & Whitney LLP, counsel to the Indenture Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)                  The Indenture Trustee has been duly organized and is validly existing as a national banking association, in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Indenture and the Transfer Agreement.

(ii)                Each Transaction Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)               The Indenture Trustee has duly authenticated and delivered the Notes on the Closing Date.

(iv)              Neither the execution nor delivery by the Indenture Trustee of each Transaction Document to which the Indenture Trustee is a party nor the consummation of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal law of the United States of America, or the State of New York, governing the banking or trust powers of the Indenture Trustee.

(v)                The execution and delivery of any of the Transaction Documents to which the Indenture Trustee is a party and the performance by the Indenture Trustee of their terms does not conflict with or result in a violation of (A) any federal law or regulation of the United States of America, or of the State of New York, governing the banking or trust powers of the Indenture

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Trustee, (B) the Articles of Association or By-laws of the Indenture Trustee, or (C) to the best of such counsel’s knowledge, any indenture, lease, or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

(vi)              To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against the Indenture Trustee before any court, administrative agency or tribunal (a) asserting the invalidity of the Notes or any of the Transaction Documents to which the Indenture Trustee is a party, (b) seeking to prevent the issuance of the Notes or consummation of any of the transactions contemplated by the Notes or the Transaction Documents to which the Indenture Trustee is a party or (c) that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, the Notes or any of the Transaction Documents to which the Indenture Trustee is a party.

(vii)             The execution, delivery and performance by the Indenture Trustee of each Transaction Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of their terms will not, to the best of such counsel’s knowledge, result in the creation or imposition of any lien, charge or encumbrance upon the Collateral (other than a lien created by the Indenture) or upon the Notes.

(j)                 Richards, Layton & Finger, P.A., counsel to the Owner Trustee, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)                  Wilmington Trust, National Association (“WTNA”) is a national banking association under the laws of the United States and has the power and authority to execute, deliver and perform the Trust Agreement.

(ii)                The Trust Agreement has been duly authorized, executed and delivered by WTNA and constitutes a legal, valid and binding agreement of WTNA, enforceable against WTNA, in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (c) applicable public policy with respect to rights of indemnification or contribution and (d) judicial imposition of an implied covenant of good faith and fair dealing.

(iii)               Neither the execution, delivery and performance by WTNA of the Trust Agreement, nor the consummation of any of the transactions by WTNA contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any court or governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of WTNA, other than the filing of the certificate of trust with the Secretary of State of the State of Delaware pursuant to the Trust Agreement.

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(iv)              Neither the execution, delivery and performance by WTNA of the Trust Agreement, nor the consummation of any of the transactions by WTNA contemplated thereby, nor compliance with the terms thereof, is in violation of the articles of association or by-laws of WTNA or of the laws of the State of Delaware or of the federal laws of the United States of America governing the trust powers of WTNA.

(k)               Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Bank, the Transferor and the Issuer, shall have furnished to the Underwriters a written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, substantially to the effect that:

(i)                  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (referred to in this subsection (k) as the “Statutory Trust Act”).

(ii)                The Trust Agreement constitutes a legal, valid and binding obligation of each of the Transferor and the Owner Trustee, enforceable against each of the Transferor and the Owner Trustee in accordance with its terms, provided that such counsel expresses no opinion with respect to the enforceability of (a) any other document referenced or incorporated by reference in the Trust Agreement (other than the LLC Agreement (as defined below) to the extent addressed by the opinion in Section 8(k)(xxiii) below), (b) any purported waiver or consent granted by the Transferor or the Owner Trustee pursuant to the Trust Agreement except to the extent the Transferor or the Owner Trustee, as applicable, may so waive or consent and has effectively so waived or consented in accordance with applicable law, or (c) the Trust Agreement against or with respect to any person or entity that is not a party thereto, and further, such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (C) considerations of public policy or the effect of applicable law relating to fiduciary duties and (D) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies.

(iii)               The Trust has requisite statutory trust power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform each of the Transaction Documents to which the Trust is a party, to issue the Notes and to grant the Trust Estate (as defined in the Indenture) to the Indenture Trustee as security for the Notes.

(iv)              Upon the due execution and delivery by the Owner Trustee or the Beneficiary (as defined in the Trust Agreement), in each case acting for and on behalf of the Trust, of the Transaction Documents to which the Trust is a party and the Notes, the Transaction Documents to which the Trust is a party and the Notes will have been duly authorized, executed and delivered by the Trust.

(v)                No consent, approval or withholding of objection on the part of, notice to, or filing, registration or qualification with, or other action by, any governmental authority of the

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State of Delaware is required for the execution, delivery and performance by the Trust of the Transaction Documents to which the Trust is a party or the Notes (other than filings that may be required in order to perfect the security interest granted thereunder).

(vi)              The execution and delivery by the Trust of the Transaction Documents to which the Trust is a party and the Notes, and the performance of its obligations thereunder, do not violate the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust.

(vii)             Under Section 3805(b) of the Statutory Trust Act, no creditor of the Beneficiary shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of the Trust Agreement.

(viii)           Under Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of the Beneficiary shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(ix)              The Owner Trustee is not required to hold legal title to the Trust Estate in order for the Trust to qualify as a statutory trust under the Statutory Trust Act.

(x)                There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest granted by the Trust in any Receivable and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

(xi)              There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of any Receivable or the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof to or from the Trust.

(xii)             The corpus of the Trust is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware.

(xiii)           For Delaware income tax purposes, the Trust will not be treated as an entity subject to tax and Noteholders, not otherwise subject to Delaware income tax, will not become subject to Delaware income tax merely by reason of their ownership of the Notes, together with such other opinions related thereto as the Underwriters reasonably request.

(xiv)           There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes.

(xv)            There is no income tax imposed by New Castle County, Delaware, upon the Trust and New Castle County, Delaware, is prohibited by the laws of the State of Delaware from imposing a personal property tax upon or measured by the corpus of the Trust.

(xvi)           Based solely on the Trust Agreement, the Beneficiary is the sole beneficial owner of the Trust.

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(xvii)         If the FDIC were to be appointed as a conservator or receiver for the Bank pursuant to § 131(c) of the Delaware Banking Law (as defined below), a court of the State of Delaware interpreting the Delaware law governing banks, 5 Del. C. § 101 et seq. (the “Delaware Banking Law”) and, to the extent applicable, the Delaware ABS Facilitation Act would hold that the Delaware Banking Law and, to the extent applicable, the Delaware ABS Facilitation Act would not cause any transfer of Receivables to the Transferor under the Receivables Purchase Agreement to constitute a transfer subject to avoidance by the FDIC.

(xviii)        The Transferor is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

(xix)           The Transferor has requisite limited liability company power and authority under the Second Amended and Restated Limited Liability Company Agreement of Barclays Dryrock Funding LLC, dated as of December 17, 2013 (the “LLC Agreement”), and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”) to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

(xx)            The Transaction Documents to which the Transferor is a party have been duly authorized, executed and delivered by the Transferor.

(xxi)           The execution and delivery by the Transferor of the Transaction Documents to which it is a party, and the performance of its obligations thereunder, do not violate (i) the Certificate of Formation of the Transferor, filed in the Office of the Secretary of State of the State of Delaware on June 7, 2012, as amended by the Certificate of Amendment, filed in the Office of the Secretary of State of the State of Delaware on December 17, 2013 (the “LLC Certificate”) or the LLC Agreement, (ii) any Delaware law, rule or regulation or (iii) based solely on the Docket Searches, any judgment, order, writ, injunction, decree or ruling of any Delaware court.

(xxii)         No consent, approval, authorization or order of, or filing with, any governmental authority of the State of Delaware is required for the execution, delivery and performance by the Transferor of the Transaction Documents to which it is a party (other than filings that may be required in order to perfect security interests granted thereunder).

(xxiii)        The LLC Agreement constitutes a legal, valid and binding obligation of the Member (as defined therein), enforceable against the Member in accordance with its terms, provided that such counsel expresses no opinion with respect to the enforceability of (A) any other document referenced or incorporated by reference in the LLC Agreement (other than the Trust Agreement to the extent addressed by the opinion in Section 8(k)(ii) above); (B) any purported waiver or consent granted by the Member pursuant to the LLC Agreement except to the extent the Member may so waive or consent and has effectively so waived or consented in accordance with applicable law; or (C) the LLC Agreement against or with respect to any person or entity that is not a party thereto; and provided, further, that any restrictions on the transfer of limited liability company interests as set forth in the LLC Agreement will be subject to the provisions of Sections 18-703 and 18-705 of the Delaware LLC Act.

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(xxiv)       The LLC Agreement constitutes a legal, valid and binding agreement and obligation of the Member, enforceable against the Member in accordance with its terms.

(xxv)         If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that: (a) so long as any Trust Obligation (as defined in the LLC Agreement) is outstanding, in order for the filing of a voluntary bankruptcy petition under Title 11 of the United States Code (the “Bankruptcy Code”) on behalf of the Transferor to be duly authorized, the prior unanimous written consent of the Member and the Board (including each Independent Director (as defined in the LLC Agreement)) would be required; and (b) the provisions of Section 9(i)(iii) of the LLC Agreement providing that, so long as any Trust Obligation is outstanding, the prior unanimous written consent of the Member and the Board (including each Independent Director) is required in order to file a voluntary bankruptcy petition under the Bankruptcy Code on behalf of the Transferor constitutes a legal, valid and binding obligation of the Member, enforceable against the Member in accordance with its terms.

(xxvi)       Under Section 18-703 of the Delaware LLC Act, on application to a court having jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Transferor and the Member’s right to receive distributions of the Transferor’s assets (collectively, the “Interest”) to satisfy the judgment. To the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which such Member would otherwise have been entitled in respect of the Interest. No creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Transferor. Thus, under the Delaware LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the property of the Transferor.

(xxvii)      Under the Delaware LLC Act, (a) the Transferor is a separate legal entity and (b) the existence of the Transferor as a separate legal entity shall continue until the cancellation of the LLC Certificate.

(xxviii)    Under the Delaware LLC Act and the LLC Agreement, the bankruptcy or dissolution of the Member would not, in and of itself, cause the dissolution or liquidation of the Transferor.

(l)                  The Underwriters shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the States of New York and Delaware and such other jurisdictions as counsel to the Transferor deems appropriate to reflect the interest of the Trust and the Indenture Trustee in the Receivables.

(m)              All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such information, certificates and documents as any of them may reasonably request.

(n)                Each of the Ratings Free Writing Prospectus and the Fees Free Writing Prospectus shall have been filed with the Commission and the Underwriters shall have received

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evidence of ratings letters that are reasonably satisfactory to the Underwriters from each nationally recognized statistical rating organization hired by the Transferor.

9.                  Indemnification. (a) The Transferor and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, each Person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and any director, officer or employee of any Underwriter or any such Person, as follows:

(i)                  against any and all loss, liability, claim, damage and expense whatsoever arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus relating to the Underwritten Notes, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any written information furnished to an Underwriter by the Transferor expressly for use in any Underwriter Free Writing Prospectus, unless, in any of the above cases, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information;

(ii)                against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; and

(iii)               against any and all expense whatsoever (including, without limitation, the fees and disbursements of counsel chosen by such Underwriters or Persons) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not indemnified by the Transferor and the Bank pursuant to subparagraphs (i) or (ii) above.

The indemnity agreement provided for in this subsection 9(a) will be in addition to any liability that the Transferor and the Bank may otherwise have.

(b)               Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor and the Bank, each of their respective directors, each of the Transferor’s officers who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense (A) described in the indemnity contained in subsection 9(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the

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Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Transferor or the Bank by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), (B) resulting from such Underwriter’s failure to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to each investor with whom it enters into a contract of sale for any Notes prior to the time of such contract of sale, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus prepared by such Underwriter, or the omission or alleged omission therefrom, when read together with the Preliminary Prospectus, of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission in any Underwriter Free Writing Prospectus in reliance upon and in conformity with (x) any written, inaccurate information furnished to such Underwriter by the Transferor or the Bank expressly for use therein or (y) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Transferor or the Bank to such Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus. The Transferor and the Bank acknowledge that the information set forth in the fifth paragraph under the heading “Underwriting” in the Preliminary Prospectus and the fifth paragraph under the heading “Underwriting” in the Prospectus, in each case relating to selling concessions and reallowance, constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (collectively, the “Underwriter Information”). The indemnity agreement provided for in this subsection 9(b) will be in addition to any liability which each Underwriter may otherwise have.

(c)                Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and provided, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from an indemnifying party to such indemnified party of its election to assume the defense of such claim or action, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the

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indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party or (iv) such indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to such indemnified party, in which case, if such indemnified party notifies such indemnifying party in writing that it elects to employ separate counsel at the expense of such indemnifying party, such indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 9 consist of any Underwriter or any of their respective officers, employees or controlling persons, or by the Transferor or the Bank, if the indemnified parties under this Section 9 consist of the Transferor or the Bank or any of their respective directors, officers, employees or controlling persons). Each indemnified party shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (a) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of such indemnified party, or (ii) be liable for any settlement of any claim, action, suit or proceeding effected without its prior written consent (which consent shall not be unreasonably withheld).

10.              Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9 are for any reason held to be unenforceable or insufficient by the indemnified parties, although applicable in accordance with its terms, the Transferor and the Bank, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreements incurred by the Transferor, the Bank and one or more of the Underwriters (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank and the Transferor on the one hand and the Underwriters on the other from the offering of the Underwritten Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank and the Transferor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

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shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative benefits received by the Bank and the Transferor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferor or the Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material facts relates to information supplied by the Transferor or the Bank on the one hand and the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Bank or the Transferor on the one hand and the Underwriters on the other hand. The Underwriters’ obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters and each director of the Transferor, each director of the Bank, such officer of the Transferor who signed the Registration Statement, and each Person, if any, who controls the Transferor or the Bank within the meaning of Section 15 of the Act shall have the same rights to contribution as the Transferor and the Bank. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Class A Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; provided, however, that if the total underwriting discounts and commissions do not exceed the amount of any damages which such Underwriter has otherwise been required to pay, such Underwriters shall not be required to make any contribution.

11.              Survival. Each party hereto agrees that the respective representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Transferor and the Bank, by each Underwriter and, in the case of each Underwriter, by the Transferor and the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Transferor, the Bank or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by each party hereto herein or in any such certificate or other instrument shall survive the delivery of and payment for the Notes. The provisions of Sections 7, 9 and 10 of this Agreement shall survive termination of this Agreement.

12.              Termination. This Agreement may be terminated in the sole discretion of the Underwriters by notice to the Transferor given at or prior to the Closing Date in the event that the Transferor or the Bank shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except (i) as provided in Sections 9 and 10 hereof and (ii) if this Agreement is terminated by the Representative because of (x) any condition to the obligations of the Underwriters set forth in Section 8 of this

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Agreement is not satisfied, (y) any refusal, inability or failure on the party of the Bank or the Transferor to perform any agreement herein or to comply with any provision hereof or (z) any breach of a representation or warranty herein on the part of the Bank or the Transferor, the Transferor will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Underwritten Notes.

13.              Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Underwritten Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)                If the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Underwritten Notes, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)               If the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Transferor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

14.              Capacity. The Bank and the Transferor acknowledge and agree that (i) the transaction contemplated by this Agreement is an arm’s-length commercial transaction between the Bank and the Transferor, on the one hand, and each of the Underwriters, on the other, (ii) in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Bank and the Transferor, and the Bank and the Transferor hereby expressly disclaim any fiduciary relationship with respect thereto, and (iii) none of the Underwriters has assumed an advisory responsibility in favor of the Bank or the Transferor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Bank or the Transferor on other matters) or any other obligation to the Bank or the Transferor except the obligations expressly set forth in this Agreement.

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15.              Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telecopier with transmission confirmed, if to (a) the Underwriters, addressed to the address first set forth above, or to such other address as the Representative may designate in writing to the Transferor, (b) the Bank, addressed to Barclays Bank Delaware, 125 South West Street, Wilmington, Delaware 19801, Attention: Lawrence Drexler, Email: ldrexler@barclaycardus.com, or (c) the Transferor, addressed to Barclays Dryrock Funding LLC, 100 S. West Street, Office 120, Wilmington, Delaware 19801, Attention: Deepesh Jain, Email: Deepesh.Jain@barclaycard.co.uk.

16.              Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

17.              Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

18.              Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

19.              Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

20.              Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

21.              Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

22.              GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT

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LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 15 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(signature page follows)

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.

BARCLAYS BANK DELAWARE

By:	/s/ Lawrence Drexler
Name: Lawrence Drexler Title: General Counsel and CPO

S-1

BARCLAYS DRYROCK FUNDING LLC

By:	/s/ Deepesh Jain
Name: Deepesh Jain Title: Vice President and Treasurer

S-2

The foregoing Underwriting Agreement is hereby
agreed to as of the date first above written.

BARCLAYS CAPITAL INC.,

for itself and as a representative of the several
Underwriters named in Schedule A hereto

By: /s/ Kieran Brady____________________

Name: Kieran Brady

Title: Managing Director

S-3

SCHEDULE A

Stated Principal Amount of the Class A Notes	$250,000,000
Underwriters of the Class A Notes
Barclays Capital Inc.	$62,500,000
J.P. Morgan Securities LLC	$62,500,000
Morgan Stanley & Co. LLC	$62,500,000
Wells Fargo Securities, LLC	$62,500,000
TOTAL	$250,000,000

Time of Sale: 12:07 P.M. (Eastern Time) on October 29, 2015

A-1